EXHIBIT 99.3

Non-GAAP Financial Measures

The United States Securities and Exchange Commission requires public companies, such as Energen Corporation (the Company), to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. Adjusted Net Income is a Non-GAAP financial measure which excludes certain non-cash mark-to-market derivative financial instruments and a commodity price-related write-down of natural gas properties. Energen believes that excluding the impact of these items is more useful to analysts and investors in comparing the results of operations and operational trends between reporting periods and relative to other oil and gas producing companies.

	Quarter Ended 9/30/2012
Consolidated Net Income ($ in millions except per share data)	Net Income	Per Diluted Share
Net Income (GAAP)	2.0	0.03
Non-cash mark-to-market losses (net of $17.1 tax)	29.7	0.41
Adjusted Net Income (Non-GAAP)	31.8	0.44

	Quarter Ended 9/30/2011
Consolidated Net Income ($ in millions except per share data)	Net Income	Per Diluted Share
Net Income (GAAP)	87.6	1.21
Non-cash mark-to-market gains (net of $20.1 tax)	(33.1)	(0.46)
Adjusted Net Income (Non-GAAP)	54.5	0.75

	Year-to-Date Ended 9/30/2012
Consolidated Net Income ($ in millions except per share data)	Net Income	Per Diluted Share
Net Income (GAAP)	190.7	2.64
Non-cash mark-to-market gains (net of $12.0 tax)	(22.0)	(0.30)
Non-cash write-down of natural gas properties (net of $8.1 tax)	13.4	0.19
Adjusted Net Income (Non-GAAP)	182.2	2.52

	Year-to-Date Ended 9/30/2011
Consolidated Net Income ($ in millions except per share data)	Net Income	Per Diluted Share
Net Income (GAAP)	245.2	3.39
Non-cash mark-to-market gains (net of $20.1 tax)	(33.1)	(0.46)
Adjusted Net Income (Non-GAAP)	212.0	2.93

Non-GAAP Financial Measures

The United States Securities and Exchange Commission requires public companies, such as Energen Corporation (the Company), to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. Adjusted Net Income is a Non-GAAP financial measure which excludes certain non-cash mark-to-market derivative financial instruments and a commodity price-related write-down of natural gas properties. Energen believes that excluding the impact of these items is more useful to analysts and investors in comparing the results of operations and operational trends between reporting periods and relative to other oil and gas producing companies.

Energen Resources Net Income ($ in millions)	Quarter Ended 9/30/2012	Year-to-date 9/30/2012
Net Income (GAAP)	12.4	153.6
Non-cash mark-to-market losses / (gains) (net of $17.1 and ($12.0) tax)	29.7	(22.0)
Non-cash write-down of natural gas properties (net of $8.1 tax)	-	13.4
Adjusted Net Income (Non-GAAP)	42.1	145.0

Energen Resources Net Income ($ in millions)	Quarter Ended 9/30/2011	Year-to-date 9/30/2011
Net Income (GAAP)	96.8	209.6
Non-cash mark-to-market gains (net of $20.1 and $20.1 tax)	(33.1)	(33.1)
Adjusted Net Income (Non-GAAP)	63.7	176.5

Non-GAAP Financial Measures

The United States Securities and Exchange Commission requires public companies, such as Energen Corporation (the Company), to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a Non-GAAP financial measure. Energen believes this measure allows analysts and investors to understand the financial performance of the company by computing earnings from core business operations, without including the effects of capital structure, tax rates and depreciation. Further, this measure is useful in comparing profitability between the company and other oil and gas producing companies. Adjusted EBITDA excludes certain non-cash mark-to-market derivative financial instruments and a commodity price-related write-down of natural gas properties.

Reconciliation To GAAP Information	Year-to-Date Ended 9/30		Quarter Ended 9/30
($ in millions)	2011	2012	2011	2012

Consolidated Net Income (GAAP)	245.2	190.7	87.6	2.0
Interest expense	30.8	48.5	12.0	17.2
Income tax expense	140.9	108.5	49.4	1.7
Depreciation, depletion and amortization	199.6	300.9	72.8	104.3
EBITDA (Non-GAAP)	616.5	648.5	221.8	125.2
Adjustment for asset impairment	-	21.5	-	-
Adjustment for mark-to-market (gains) / losses	(53.2)	(34.0)	(53.2)	46.8
Consolidated Adjusted EBITDA (Non-GAAP)	563.2	636.0	168.6	172.0

Reconciliation To GAAP Information	Year-to-Date Ended 9/30		Quarter Ended 9/30
($ in millions)	2011	2012	2011	2012

Energen Resources Net Income (GAAP)	209.6	153.6	96.8	12.4
Interest expense	20.5	36.8	8.5	13.3
Income tax expense	121.5	86.1	55.1	7.4
Depreciation, depletion and amortization	170.0	269.3	62.8	93.8
Energen Resources EBITDA (Non-GAAP)	521.6	545.8	223.3	126.9
Adjustment for asset impairment	-	21.5	-	-
Adjustment for mark-to-market (gains) / losses	(53.2)	(34.0)	(53.2)	46.8
Energen Resources Adjusted EBITDA (Non-GAAP)	468.4	533.3	170.1	173.6

Non-GAAP Financial Measures

The United States Securities and Exchange Commission requires public companies, such as Energen Corporation (the Company), to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. After-tax Cash Flows is a Non-GAAP financial measure. Energen believes after-tax cash flows are relevant because they are a measure of cash available to fund the Company’s capital expenditures, dividends, debt reduction, and other investments.

Reconciliation To GAAP Information	Years Ended 12/31
($ in millions)	2010 Actual	2011 Actual	2012 Estimate (e)		2013 Estimate (e)

Consolidated Net Income (Before asset impairment)	315	260	232	247	234	264
Asset impairment	(24)	-	(14)	(14)	-	-
Consolidated Net Income (GAAP)	291	260	218	233	234	264
Depreciation, depletion and amortization (Including asset impairment)	248	284	453	453	528	528
Deferred income taxes, net	134	129	110	110	119	119
Exploratory expense	-	-	24	24	50	50
Other	-	24	-	-	14	14
After-tax Cash Flows (Non-GAAP)	673	697	805	820	945	975
Changes in assets and liabilities and other adjustments	(2)	65	-	-	20	20
Net Cash Provided by Operating Activities (GAAP)	671	762	805	820	965	995

Reconciliation To GAAP Information	Years Ended 12/31
($ in millions)	2010 Actual	2011 Actual	2012 Estimate (e)		2013 Estimate (e)

Net Cash Provided by Operating Activities (GAAP)	671	762	805	820	965	995
Changes in assets and liabilities and other adjustments	2	(65)	-	-	(20)	(20)
After-tax Cash Flow (Non-GAAP)	673	697	805	820	945	975
Less: AGC cash flows from operations and other	(120)	(115)	(105)	(105)	(100)	(100)
Adj. After-tax Cash Flows Excluding Alagasco (Non-GAAP)	553	582	700	715	845	875

(e) This estimate is a “forward-looking statement” as defined by the Securities and Exchange Commission. All statements based on future expectations rather than on historical facts are forward-looking statements that are dependent on certain events, risks and uncertainties that could cause actual results to differ materially from those anticipated. In addition, the Company cannot guarantee the absence of errors in input data, calculations and formulas used in its estimates, assumptions and forecasts. A discussion of risks and uncertainties, which could affect future results of Energen and its subsidiaries, is included in the Company's periodic reports filed with the Securities and Exchange Commission.